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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
MRV COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11174	06-1340090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20415 Nordhoff Street, Chatsworth, CA	91311

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
☐     Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐     Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
On May 8, 2008, registrant’s wholly-owned subsidiary, Source Photonics, Inc. filed Pre-effective Amendment No. 2 to its registration statement with Securities and Exchange Commission for the proposed underwritten initial public offering of its Class A common stock. Source Photonics’ registration statement has not yet become effective and its securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The number of shares to be offered and the price range of the proposed offering have not yet been determined. The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the offering can be obtained from either of the following:

	Cowen and Company, LLC		Credit Suisse Securities (USA) LLC
Address:	c/o Broadridge Financial Solutions		Prospectus Department
	Prospectus Department	Address:	One Madison Avenue
	1155 Long Island Avenue		New York, NY 10010
Edgewood, NY 11717
Fax:	(631) 254-7140	Telephone:	(800) 221-1037

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRV COMMUNICATIONS, INC.
Date: May 8, 2008	By:	/s/ Noam Lotan
Noam Lotan, President and
Chief Executive Officer

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